EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT ("Agreement") is made and entered into on the 27th day of October, 2004, effective as of the 14th day of June, 2004 (the "Effective Date"), by and between MICROTEK MEDICAL HOLDINGS, INC., a Georgia corporation (hereinafter the "Company"), and BARBARA J. OSBORNE (hereinafter the "Employee").

                                    RECITALS:

     R-1. The Company develops, manufactures and markets infection control (such as equipment and patient drapes and encapsulation products) and other products for use primarily in healthcare markets (the "Business").

     R-2. The Company's markets are worldwide.

     R-3.  The  Company   maintains   certain  trade  secrets  and  confidential
information which is proprietary to the Company, the disclosure or exploitation of which would cause significant damage to the Company.

     R-4. The Company desires to employ the Employee, and the Employee desires to accept such employment, for which purposes each of the Company and the Employee desire to enter into this Agreement to set forth and clarify certain of the terms and conditions relevant to such employment.

     NOW, THEREFORE, in consideration of the recitals, the covenants and agreements herein contained and the benefits to be derived herefrom, the parties, intending to be legally bound, agree as follows:

     1. Recitals. The recitals set forth above constitute part of this Agreement and are incorporated herein by this reference.

     2. Employment. From and after the date hereof and for the term herein provided, the Company agrees to employ the Employee, and the Employee accepts such employment with the Company upon the terms and conditions hereinafter set forth.

     3. Term. The Employee's employment shall commence on the Effective Date and, subject to Section 8 of this Agreement, shall continue through the third anniversary of the Effective Date.

     4. Duties. Subject to the direction and supervision of the Board of Directors of the Company, the Employee agrees that: (a) he or she shall devote substantially all of his or her full working time and attention to the business of the Company and its affiliated companies; (b) he or she will perform all of his or her duties properly assigned to him or her pursuant to this Agreement faithfully and to the best of his or her abilities in a manner intended to

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advance the Company's interests; and (c) he or she shall not engage in any other business  activity  except:  (i) investing  assets in a manner not prohibited by
Section 9(e) of this Agreement, and in such form or manner as shall not require any material services on his or her part in the operations or affairs of the companies or other entities in which such investments are made, (ii) serving on the board of directors of any company, subject to the provisions set forth in
Section 9(e) of this Agreement and provided that he or she shall not be required to render any material services with respect to the operations or affairs of any such company, (iii) engaging in religious, charitable or other community or non-profit activities which do not impair his or her ability to fulfill his or her duties and responsibilities under this Agreement, or (iv) such other activities as may be expressly approved in advance by the Board of Directors of the Company.

     5. Compensation. As full compensation for all services rendered by the Employee pursuant to this Agreement and as full consideration for all of the terms of this Agreement, the Employee shall receive from the Company during his employment under this Agreement the base salary, bonuses and fringe benefits described below.

          (a) Base Salary. For all services rendered pursuant to this Agreement, the Company shall pay or cause to be paid to the Employee an annual base salary of $175,000. The annual salary may be increased from time to time during the term of this Agreement in the discretion of the Company. The base salary shall be payable in accordance with the customary practices of the Company for payment of its employees, but in any event, in installments not less frequently than once monthly. In addition, effective July 1, 2004, Employee shall receive a car allowance in the amount of $500, payable monthly.

          (b) Bonus Compensation. To the extent that the Company shall establish, from time to time in its discretion, bonus compensation plans for the benefit of all of its management level employees, the Employee shall be entitled to participate in such bonus compensation plans in accordance with the terms and provisions established by the Company.

          (c) Fringe Benefits. The Company has adopted, or may from time to time adopt, policies in respect to fringe benefits for its management level employees in the nature of health and life insurance, holidays, vacation, sick leave policies, disability and other matters. The Company covenants and agrees that the Employee shall be entitled to participate in any such fringe benefit policies adopted by the Company to the same extent that such fringe benefits shall be available to and for the benefit of all other management level employees.

          (d) Relocation Expenses. The Employee agrees to relocate to the Atlanta area on a schedule to be agreed upon between the Company and the Employee. The Company agrees that the Employee shall be entitled to participate in the Company's Corporate Relocation Policy (the "Relocation Policy") as from time to time in effect, subject to the terms and conditions of such policy.

          (e) Tax Withholdings and Other Deductions. The Company shall have the right to deduct from the base salary and any additional compensation payable to the Employee all amounts required to be deducted and withheld in accordance with social security taxes and all applicable federal, state and local taxes and charges as may now be in effect or which may be hereafter enacted or required as


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charges on the  compensation  of the  Employee.  The Company shall also have the right to offset from the base salary and any additional compensation payable to the Employee any loan or other amounts owed to the Company by the Employee.

     6. Working Facilities. The Company, at its own expense, shall furnish the Employee with office, working space and such equipment as may be reasonably necessary for the Employee's performance of his or her duties.

     7. Expenses. The Employee is required as a condition of employment to incur ordinary, necessary and reasonable expenses for the promotion of the business of the Company and its affiliates and subsidiaries, including expenses for entertaining, travel and similar items. The Employee is authorized to incur reasonable expenses in connection with such business, including travel and entertainment expenses, fees for seminars and courses, and expenses incurred in attendance at executive meetings and conventions. If paid by the Employee, upon presentation by the Employee of an itemized account of such expenditures in a manner satisfactory to the Company, the Employee shall be entitled to receive reimbursement for these expenses, subject to policies that may be established from time to time by the Company. It is intended by the Company and the Employee that all expenses incurred pursuant to this paragraph are to be ordinary and necessary business expenses.

     8. Termination. The Employee's employment may be terminated in accordance with the provisions of this section. The provisions for termination are as follows:

          (a) Death or Disability. The Employee's employment shall be terminated upon the death or total disability of the Employee (total disability meaning the failure of the Employee to perform his or her duties and responsibilities hereunder in the manner and to the extent required by this agreement for a period of 180 consecutive days by reason of the Employee's mental or physical disability as determined by the Company, which determination, in the absence of a showing of bad faith, shall be conclusive upon the Employee).

          (b) Termination for Cause. The Employee's employment may be terminated by the Company for cause, which for purposes of this Agreement shall be limited solely to (i) the Employee's material failure or refusal to comply with the policies, standards and regulations of the Company from time to time reasonably established and fairly administered by the Company, (ii) a material breach by the Employee of the terms of Section 9 of this Agreement, (iii) a material breach by the Employee of any of the other terms of this Agreement (including, without limitation, any resignation by the Employee prior to the expiration of the term of this Agreement), or (iv) the indictment or conviction of the Employee for any felony, the conviction of the Employee for a misdemeanor involving the misuse of funds, or the adjudication by a court that the Employee engaged in willful misconduct in connection with the activities of the Company.

          (c) Termination Without Cause. The Employee's employment may be terminated by the Company without cause; provided, that, in the event of any termination of the Employee's employment under this paragraph (c), then (i) the Employee shall be entitled to receive the base salary as set forth in Section 5(a) until the first anniversary of the date of such termination of employment


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payable  at  the  Company's  election  either  in a  lump  sum  (present  value, discounted at rate of 10%) or as otherwise payable under Section 5(a), plus any benefits or awards (including both the cash and stock component) which pursuant to the terms of any compensation plans have been earned or become payable (including, without limitation, any portion of any bonus award for which any performance conditions, other than continued employment, have been satisfied), but which have not yet been paid to the Employee (including, without limitation, amounts which previously have been deferred at the Employee's request), and (ii) the Company shall maintain in full force and effect at the sole cost of the Company for the continued benefit of the Employee and his or her dependents until the first anniversary of the date of such termination of employment (or, if earlier, upon the commencement date of equivalent benefits from a new employer) the Company's health and dental insurance benefits; provided that, to
the  extent  such  benefits  are  not  available,   the  Company  shall  provide
replacement benefits on terms which, as near as may be practicable, are as favorable to the Employee as the discontinued benefits. The Company's obligation to make payments under this paragraph shall cease and terminate in the event of any breach by the Employee of any of the provisions of Section 9 of this Agreement. The Company may require, as a condition precedent to making any payments under this paragraph to the Employee, that the Employee execute a customary release and covenant not to sue in favor of the Company. Any payments under this Section 8(c) shall be subject to Section 5(e).

          (d) Change of Control.

               (i) As used in this Agreement, the term "Change of Control" shall mean:

                    (A) Individuals who, as of the date of this Agreement, constitute the Board of Directors (the "Incumbent Board") of the Company cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any individual whose initial assumption of such directorship occurs as a result of either an actual or threatened election contest (as such terms are used in Section 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or group other than the Board;

                    (B) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or14(d)(2) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, of Beneficial Ownership (as defined in that certain Shareholder Protection Rights Agreement dated as of December 20, 1996 between the Company and SunTrust Bank, as such agreement may be modified or amended from time to time (the "Rights Agreement")) of 15% or more of either the then


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outstanding  shares of common stock of the Company or the combined  voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors unless the Incumbent Board determines in writing that such transaction shall not constitute a "Change of Control" hereunder;

                    (C) If there occurs any merger or consolidation of the Company with or into any other corporation or entity (other than a wholly-owned subsidiary of the Company) unless the Incumbent Board determines in writing that such transaction shall not constitute a "Change of Control" hereunder; or

                    (D) There occurs a sale or disposition by the Company of all or substantially all of the Company's assets. The Incumbent Board shall have authority to determine in its sole discretion what constitutes substantially all of the Company's assets.

     Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Employee, or a group of persons which includes the Employee, acquiring directly or indirectly all or substantially of the assets of the Company.

               (ii) In the event of any termination of Employee's employment with the Company occurring within six (6) months following the occurrence of any event constituting a Change of Control other than a termination of employment occurring as a result of a termination under Subsections (a) or (b) of this
Section 8 (being a termination for death or disability or a termination by the Company for Cause), the Company shall pay to the Employee the sum of the following:

                    (A) The Employee's base salary through the date of termination at the rate in effect just prior to the date of termination of employment, plus any benefits or awards (including both the cash and stock component) which pursuant to the terms of any compensation plans have been earned or become payable (including, without limitation, any portion of any bonus award for which any performance conditions, other than contingent employment, have been satisfied) but which have not yet been paid to the Employee (including amounts which previously had been deferred at the Employee's request);

                    (B) A lump sum payment in cash in an amount equal to the Employee's current annual base salary; and

                    (C) The Company shall maintain in full force and effect, at the sole cost of the Company for the continued benefit of the Employee and his or her dependents until the first anniversary of the date of such termination of employment (or, if earlier, upon commencement of equivalent benefits from a new employer), the Company's health and dental insurance benefits; provided that, to the extent such benefits are not available, the Company shall provide replacement benefits on terms which, as near as may be practicable, are as favorable to the Employee as the discontinued benefits.

     9. Protective Covenants; Remedies.

          (a) Property Rights. The Employee acknowledges and agrees that all records of the accounts of customers, lists, prospect lists, prospect reports, vendor lists, samples, desk calendars, briefcases, day timers, notebooks,


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computers,  computer records and software,  policy and procedure manuals,  price lists, catalogs, premises keys, written methods of pricing, lists of needs and requirements of customers, written methods of operation of the Company or any subsidiary or affiliate of the Company (collectively, the "Company Group"), manufacturing techniques, financial records and any other records and books relating in any manner whatsoever to the customers of the Company Group or its business, whether prepared by the Employee or otherwise coming into the
Employee's  possession,   are  the  exclusive  property  of  the  Company  Group
regardless of who actually purchased or prepared the original book, record, list or other property. All such books, records, lists or other property shall be immediately returned by the Employee to the Company upon any termination of employment.

          (b)   Non-Disclosure   of  Confidential   Information.   The  Employee
acknowledges that through his employment by the Company, the Employee will become familiar with, among other things, the following:

               Any scientific or technical information, design, process, procedure, formula or improvement that is secret and of value, and information including, but not limited to, technical or nontechnical data, formula, patterns, compilations, programs, devices, methods, techniques, drawings and processes, and product, customer and financial data, which the Company takes reasonable efforts to protect from disclosure, and from which the Company derives actual or potential economic value due to its confidential nature (the foregoing being hereinafter collectively referred to as the "Confidential Information").

               The Employee acknowledges that use or disclosure of such Confidential Information would be injurious to the Company and will give the Employee an unfair competitive advantage over the Company Group in the event that the Employee should go into competition with the Company Group. Accordingly, the Employee agrees that during the term of this Agreement and for a period of two (2) years subsequent to the termination of employment for any reason, the Employee will not disclose to any person, or utilize for the Employee's benefit, any of the Confidential Information. The Employee acknowledges that such Confidential Information is of special and peculiar value to the Company; is the property of the Company Group, the product of years of experience and trial and error; is not generally known to the Company Group's competitors; and is regularly used in the operation of the Company Group's business. The Employee acknowledges and recognizes that applicable law prohibits disclosure of confidential information and trade secrets indefinitely (i.e., without regard to the two year period described in this paragraph), and the Company has the right to require the Employee to comply with such law in addition to the Company's rights under this paragraph.

          (c) Non-Interference With Employees. The Employee agrees not to solicit, entice or otherwise induce any employee of the Company Group to leave the employ of the Company Group for any reason whatsoever, and not to otherwise interfere with any contractual or business relationship between the Company


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Group and any of its  employees  for two (2) years from the  termination  of the
Employee's employment.

          (d) Non-Solicitation of Customers. For so long as the Employee shall be due or shall have accrued salary payments from the Company (including, without limitation any such payment under Subsection (c) of Section 8 of this Agreement which Employee does not waive and refund to the Company in advance of taking any actions prohibited by this Subsection), and, in the event of any termination of Employee's employment hereunder by the Company for Cause, for one
(1) year after the date of such termination of employment, the Employee agrees that the Employee will not, within the world (the "Territory"), which the parties agree is the territory from which the Employee shall primarily renders services, for the Employee's own benefit or on behalf of any other person, partnership, company or corporation, contact any customer or customers of the Company Group who the Employee called upon or with which the Employee became familiar while employed by the Company, for the purpose of engaging in the Business. This Subsection shall apply for one year following the date of any termination of employment within the scope of Subsection (d)(ii) of Section 8 of this Agreement.

          (e) Non-Competition. For so long as the Employee shall be due or shall have accrued salary payments from the Company (including, without limitation any payment under Subsection (c) of Section 8 of this Agreement which Employee does not waive and refund to the Company in advance of taking any action prohibited by this Subsection), and in the event of any termination of Employee's employment hereunder by the Company for Cause, for one (1) year after the date of such termination of employment, the Employee agrees that the Employee will not (i) within the Territory, either directly or indirectly, whether on his own behalf or in the service of others (whether as an employee, director, consultant or advisor) in any capacity that involves duties similar to the duties of the Employee hereunder, engage in the Business, or (ii) become an owner (except for the ownership of not greater than an interest of five percent of a publicly held company) of any company which is engaged in the Business. This Subsection shall apply for one year following the date of any termination of employment within the scope of Subsection (d)(ii) of Section 8 of this Agreement.

          (f) Inventions and Discoveries. The Employee agrees to fully inform and disclose to the Company all inventions, designs, improvements and discoveries which the Employee now has or may hereafter while employed by the Company obtain which either constitutes an improvement to or a modification of any of the products which from time to time are under development by the Company or being manufactured or marketed by the Company (collectively, the "Products") or constitute an invention, design, improvement or discovery having unique application to the Products, whether conceived by the Employee alone or with others during or outside the usual hours of work. All such inventions, designs, improvements and discoveries shall be the exclusive property of the Company. The Employee shall assist the Company to obtain such legal protection of all such inventions, designs, improvements and discoveries as may be deemed desirable by the Company from time to time. This Subsection shall survive any expiration or earlier termination of this Agreement.

          (g) Acknowledgment Regarding Protective Covenants. The Employee acknowledges that the Employee has read and understands the terms of this Agreement, that the same was specifically negotiated, and that the protective


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covenants  agreed upon herein are  necessary  for the  protection of the Company
Group's business. Further, the Employee acknowledges that the Company would not employ the Employee without the specifically negotiated protective covenants herein stated.

          (h) Remedies. In addition to any other rights and remedies which are available to the Company, with respect to any breach or violation of the protective covenants set forth herein, it is recognized and agreed that the Company shall be entitled to (i) obtain injunctive relief which would prohibit the Employee from continuing any breach or violation of such protective covenants, and (ii) commence an action to obtain such relief in any court of competent jurisdiction.

     10. Disputes. Except as set forth in Section 9(h) of this Agreement, any controversy or claim arising out of or relating to the employment relationship between the Company and the Employee shall be settled by arbitration by the American Arbitration Association administered under its National Rules for the Resolution of Employment Disputes. Such arbitration shall be conducted in the City of Atlanta, Georgia in accordance with the rules of the American Arbitration Association. Judgment upon the award entered by the arbitrators shall be final and may be entered in a court having jurisdiction thereof. If the Employee is the prevailing party in such proceeding, then the Employee shall be entitled to recover the Employee's costs (including, without limitation, reasonable attorneys' fees) of such proceeding. If the Company is the prevailing party in such proceeding, then the arbitrator may in the arbitrator's discretion award the Company its costs (including reasonable attorneys' fees) of such proceeding.

     11. No Conflicting Agreements. The Employee hereby represents and warrants that the execution of this Agreement and the performance of his or her obligations hereunder will not breach or be in conflict with any other agreement to which he or she is a party or by which he or she is bound, and that he or she is not subject to any covenants against competition or similar covenants which affect the performance of his or her obligations hereunder.

     12. Consulting Cooperation. The Employee shall cooperate fully with the Company in the defense or prosecution of any claims or actions which may be brought against or on behalf of the Company which relate to events or occurrences that transpired while the Employee was employed by the Company. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company at mutually convenient times. The Employee shall also cooperate fully with the Company in connection with any examination or review by any federal or state regulatory authority as any such examination or review relates to events or occurrences that transpired while the Employee was employed by the Company. The obligations under this Section shall continue, to the extent required, following the expiration of this Agreement. To the extent the Employee is required to provide services under this Section subsequent to the expiration of this Agreement, the Company shall continue to reimburse the Employee for the Employee's reasonable expenses in connection with the performance of his or her duties under this Section and pay a consulting fee in the amount of $100 per hour.

     13. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and personally delivered or sent by registered or certified mail, return receipt requested, in the case of the Company, to the


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principal  office  of the  Company,  and in the  case  of the  Employee,  to the
Employee's last known residence address.

     14. Construction. This Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia. The waiver by any party hereto of a breach of any of the provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party.

     15. Modification; Assignment. This Agreement may not be changed except by written agreement duly executed by the parties hereto. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company. This agreement, being for the personal services of the Employee, shall not be assignable or subject to anticipation by the Employee.

     16. Severability. Each provision of this Agreement shall be considered severable. If for any reason any provisions herein are determined to be invalid or unenforceable, this Agreement shall be construed in all respects as though such invalid or unenforceable provisions were omitted, and such invalidity or unenforceability shall not impair or otherwise affect the validity of the other provisions of this Agreement. Moreover, the parties agree to replace such invalid provision with a substitute provision that will correspond to the original intent of the parties.

     17. Number of Agreements. This Agreement may be executed in any number of counterparts, each one of which shall be deemed an original.

     18. Pronouns. The use of any word in any gender shall be deemed to include any other gender and the use of any word in the singular shall be deemed to include the plural where the context requires.

     19. Headings. The section headings used in this Agreement are for convenience only and are not to be controlling with respect to the contents hereof.

     20. Entire Agreement. This Agreement contains the complete and exclusive statement of the terms and conditions of the Employee's employment by the Company, and there exists no other inducement or consideration between the Company and the Employee relative to the employment contemplated by this Agreement. All prior agreements relative to the subject matter of this Agreement are terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

MICROTEK MEDICAL HOLDINGS, INC.

BY:
    ------------------------------              --------------------------------
                                                BARBARA J. OSBORNE
ITS:
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